                                                                    EXHIBIT 10.3

                               SECOND AMENDMENT TO
                      RADNOR TECHNOLOGY AND RESEARCH CENTER
                           OFFICE AND CAFETERIA LEASE

      THIS SECOND AMENDMENT TO RADNOR TECHNOLOGY AND RESEARCH CENTER OFFICE AND CAFETERIA LEASE (this "Amendment") is entered into as of this 19th day of April, 2005, by and between BMR-145 KING OF PRUSSIA ROAD LP, a Delaware limited partnership formerly known as Radnor Properties-145 KOP, L.P. ("Landlord"), whose address is c/o BioMed Realty, L.P., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128; and CENTOCOR, INC., a Pennsylvania corporation ("Tenant"), whose address is 200 Great Valley Parkway, Malvern, PA 19355.

                                    RECITALS

      WHEREAS, Landlord and Tenant entered into that certain Radnor Technology and Research Center Office and Cafeteria Lease dated as of June 21, 2002 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of January 19, 2004 (collectively, the "Amended Lease"), pursuant to which Tenant is presently in possession of the Demised Premises containing twenty-one thousand five hundred (21,500) rentable square feet of space (the "Original Premises") located on the first (1st) floor (the "First Floor") of the Building (hereinafter referred to as "Building 1"); and

      WHEREAS, Tenant desires to lease an additional fifty-seven thousand three hundred eighty (57,380) rentable square feet located on the Second Floor and Third (3rd) floor (the "Third Floor") of Building 1 (the "Building 1 Additional Premises") and twenty-two thousand two hundred eighty-seven (22,287) rentable square feet (the "Building 2 Additional Premises" and, together with the Building 1 Additional Premises, the "Additional Premises") located on the court level (the "Court Level") of the building commonly known as Building 2 ("Building 2"), which Additional Premises are more particularly delineated on the site plan attached hereto as Exhibits A1- A4 and made a part hereof. Landlord is willing to lease the Additional Premises to Tenant, subject to the terms and conditions hereof.

                                    AGREEMENT

      NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

      1. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have their respective meanings given in the Amended Lease.

      2. TERM. Landlord, for a term (the "Additional Premises Term") commencing on May 1, 2005 (the "Additional Premises Commencement Date"), and expiring on March 31, 2010, leases to Tenant, and Tenant leases from Landlord, the Additional Premises, on the terms and conditions contained in this Amendment. Upon receipt by Landlord of a fully executed original of this Amendment, Landlord shall deliver the Additional Premises to Tenant.

      3. ADDITIONAL PREMISES. From and after the date hereof, except as otherwise specifically set forth herein, the Additional Premises shall constitute a part of the Demised Premises under the Lease and, unless expressly set forth herein to the contrary, all of the terms and conditions set forth in the Lease shall apply to the Additional Premises.

      4. EARLY OCCUPANCY. Tenant may occupy any of the Additional Premises for the purpose of conducting Tenant's business therein prior to the Additional Premises Rent Commencement Date (as defined below) without incurring any obligation to pay the Additional Premises Minimum Rent (as defined below) set forth in Section 5 below prior to the Additional Premises Rent Commencement Date; provided, however, that Tenant shall be responsible for the payment of all utilities, Taxes, Operating Expenses, repairs and any other costs involved in operating, occupying and maintaining the Additional Premises from and after the date that Landlord delivers the Additional Premises to Tenant in accordance with
Section 2.

      5. RENT.

            (a) Minimum rent for the Additional Premises ("Additional Premises Minimum Rent") shall commence on May 1, 2005 (the "Additional Premises Rent Commencement Date"), and accrue during the Additional Premises Term as follows:

                  (i)   With regard to the Building 1 Additional Premises:

                                    RATE PER
                                RENTABLE SQUARE
             DATES                    FOOT       MONTHLY MINIMUM RENT  ANNUAL MINIMUM RENT
------------------------------  ---------------  --------------------  -------------------
  May 1, 2005 - March 31, 2006       $16.50            $78,897.50          $946,770.00

April 1, 2006 - March 31, 2007       $16.50            $78,897.50          $946,770.00

April 1, 2007 - March 31, 2008       $16.50            $78,897.50          $946,770.00

April 1, 2008 - March 31, 2009       $16.75            $80,092.92          $961,115.04

April 1, 2009 - March 31, 2010       $17.25            $82,483.75          $989,805.00

                  (ii)  With regard to the Building 2 Additional Premises:

                                   RATE PER
                                RENTABLE SQUARE
             DATES                    FOOT       MONTHLY MINIMUM RENT  ANNUAL MINIMUM RENT
------------------------------  ---------------  --------------------  -------------------
  May 1, 2005 - March 31, 2006       $16.50            $30,644.63          $367.735.56

April 1, 2006 - March 31, 2007       $16.50            $30,644.63          $367.735.56

April 1, 2007 - March 31, 2008       $16.50            $30,644.63          $367.735.56

April 1, 2008 - March 31, 2009       $16.75            $31,108.94          $373,307.28

April 1, 2009 - March 31, 2010       $17.25            $32,037.56          $384,450.72

                  Tenant shall pay Additional Premises Minimum Rent during the Additional Premises Term in advance in the monthly installments as set forth above, the first installment to be payable upon the execution of this Amendment, and subsequent installments to

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be payable on the first (1st) day of each successive month of the Additional
Premises Term following the Additional Premises Rent Commencement Date.

            (b) As of the Additional Premises Commencement Date, Tenant's Proportionate Share of (i) Building 1 shall be one hundred percent (100%), (ii) Building 2 shall be thirty-four and one thousand four hundred twenty-seven ten thousandths percent (34.1427%) and (iii) Buildings 1, 2 and 3 and the storage and maintenance buildings located in the Center shall be fifty-one and three hundred seventy-three ten thousandths percent (51.0326%) (i.e., thirty-nine and seven thousand nine hundred thirty-eight ten thousandths percent (39.7902%) with respect to the Demised Premises in Building 1 and eleven and two thousand four hundred thirty-five ten thousandths percent (11.2424%) with respect to the Demised Premises in Building 2). From and after the Additional Premises Commencement Date, Tenant shall pay Tenant's Share of Taxes and Operating Expenses and Tenant's Estimated Share with regard to Building 1, Building 2 and the Center, in accordance with the terms of the Lease. The number "78,535" in
Section 4.1(D) of the Original Lease is hereby replaced with "78,880", and the number "65,603" in Section 4.1(D) of the Original Lease is hereby replaced with "65,276".

            (c) As of the Additional Premises Rent Commencement Date, Tenant shall pay, with regard to the Demised Premises, Tenant's Share of Taxes and Operating Expenses, utilities, repairs, maintenance and other charges required under the Amended Lease (collectively, "Additional Rent"); provided, however, that if Tenant begins to use the Additional Premises or any portion thereof to conduct Tenant's business prior to the Additional Premises Rent Commencement Date, Tenant shall be required to pay Additional Rent with regard to the Additional Premises beginning on the date Tenant begins such use.

      6. USE OF ADDITIONAL PREMISES. Tenant shall use the Additional Premises for general office and cafeteria uses only, and for those uses incidental thereto.

      7. NON-INTERFERENCE BY TENANT. Notwithstanding anything in the Amended Lease or this Amendment to the contrary, Tenant may not interfere with or disturb with the existing egress corridor or the proposed egress corridor (shown on Exhibit B hereto) located or to be located on the Court Level. Landlord and Tenant agree to cooperate with each other in good faith to satisfy any conditions that might be imposed by Radnor Township, any other governmental authority or Governmental Requirements with regard to further modifications to the Court Level.

      8. PARKING. In addition to the Non-Reserved Spaces granted to Tenant in the Amended Lease, Tenant shall have the free, non-exclusive use of an additional one hundred sixty (160) Non-Reserved Spaces for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents. All of the terms and conditions set forth in Section 1.5 of the Original Lease shall apply to the Non-Reserved Spaces granted to Tenant herein.

      9. "AS IS"/"WHERE IS". Tenant represents that the Additional Premises, and the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition and state in which they now are or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord. Tenant specifically agrees to accept the Additional Premises in their "As Is," "Where Is" condition, without any obligation on the part of

Landlord to perform any alterations, improvements, redecorating or other work therein. The provisions of this Section 9 shall survive the expiration or earlier termination of the Lease.

      10. RENEWAL OPTION. If Tenant exercises its option to extend the term of the Amended Lease pursuant to Section 30 of the Original Lease, then Tenant must also elect to extend the term of the Lease for the Additional Premises beyond March 31, 2010, and in the event Tenant properly exercises the Renewal Option, such extension as to the Additional Premises shall be on the same terms and conditions that are set forth in such Section 30 (as amended). Notwithstanding the provisions of such Section 30, the minimum annual rental rate during the renewal term for the Additional Premises shall be a continuing increase of seventy-five cents ($0.75) per rentable square foot per annum over the previous annual minimum rent starting with the last year of the Additional Premises Term.

      11. SIGNS. Tenant shall not be entitled to further signage, other than that currently existing on the Land pursuant to the terms of the Amended Lease.

      12. BROKER. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than The Rubenstein Brokerage Group, Inc. ("Broker"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

      13. CONFESSION OF JUDGMENT. Section 12.7 of the Original Lease is hereby deleted in its entirety, and shall be of no further force or effect.

      14. NO DEFAULT. Tenant represents, warrants and covenants that Tenant and, to the best of Tenant's knowledge, Landlord are not in default of any of their respective obligations under the Amended Lease and that no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

      15. EFFECT OF AMENDMENT. Except as modified by this Amendment, the Amended Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Amended Lease, assigns. In the event of any conflict between the terms contained in this Amendment and the Amended Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. The term "Lease" shall hereinafter be deemed to refer to the Amended Lease, as further amended by this Amendment.

      16. MISCELLANEOUS. This Amendment shall become effective only upon execution and delivery hereof by each of Landlord and Tenant. The captions of the Sections in this Amendment are for convenience only and shall not be given any effect when construing the provisions hereof.

      IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to execute this Amendment.

WITNESS:                                     LANDLORD:

                                             BMR-145 KING OF PRUSSIA ROAD LP,

                                             By: BMR-145 KING OF PRUSSIA
                                                 ROAD GP LLC
                                                 Its General Partner

/s/ KEVIN M. SIMONSEN                            By: /s/ ALAN D. GOLD
---------------------------                          --------------------------
Name: Kevin M. Simonsen                              Name: Alan D. Gold
                                                     Its:  President and CEO

WITNESS:                                     TENANT:

                                             CENTOCOR, INC.

/s/ JILL TIRACORDA                           By: /s/ RICHARD A. BIERLY
---------------------------                      --------------------------
Name: Jill Tiracorda                             Name: Richard A. Bierly
                                                 Its:  VP, Finance